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Ceska nezavisla televizni spolecnost, spol. s r. o.
with its registered office at Vladislavova 20, 113 13 Prague 1

IDN:       49616668
TAX-IDN:        001-49616668
bank: Ceska sporitelna a.s.
bank account: 817754-018/0800

represented by Dr. Vladimir Zelezny the General Director and the Executive (hereinafter only as "CNTS")

and

CET 21, spol. s r. o.

with its registered office at V jame 12, 110 00 Prague 1

IDN: 45800456
TAX-IDN: 001-45800456

bank.  Komercni banka, a. s.
bank account: 10006-71501021/0100

represented by prof.  Josef Alan, the Executive and Mr. Vlastimil Venclik, the

Executive

(hereinafter only as "CET 21")

have agreed, on the basis of Section 269, paragraph 2, of the Commercial Code, upon this

                                    CONTRACT

on cooperation in ensuring service for television broadcasting

Article 1

1) The contracting parties confirm that the holder of license no. 001/1993, and the television broadcasting operator, with a license as per Act No. 468/1991, Coll., as amended, is CET 21, and that the license, no. 001/1993, is nontransferrable.

2) The contracting parties are aware that the exclusive responsibility of CET 21 for programming as per Act No. 468/1991, Coll., as amended, is not affected by this contract.
3) The contracting parties are aware that CNTS is authorized, in accordance with legal regulations, to engage in business to the following extent:

              production and sale of blank media for audio or audio/visual recordings, and sale or rental of recorded audio and audio/ visual media agency activity in the cultural field
              production of audio/visual works

              purchase of merchandise with the purpose of its resale and sale to the extent specified by the business license for uncertified entrepreneurial activity advertising and promotional activity
              publishing and printing
              mediation in the cultural field
              mediation in business relations

              organizational and technical support of television broadcasting production of television and audio/visual programs advertising agency activity mediation activity in the fields of business, industry, and investment consulting activities in the media field

Article 2

1) The contracting parties have agreed that there follow from the preceding arrangements the rights and obligations of CNTS to ensure, according to this contract, service for the television broadcasting that is conducted on the basis of the license issued to CET 21, and that CNTS is authorized to keep an agreed income from this activity. 2) The activity aforementioned in paragraph 1 will be carried out, on the basis of the authorization granted it, by CNTS, with the exception that follows from Article 6, at its own expense. 3) CNTS undertakes to carry out the activity aforementioned in paragraph 1 in accordance with generally binding legal regulations, as well as with the content of the license, the holder of which is CET 21.

Article 3

CET 21 is obligated not to interfere with the business activities of CNTS, whereby the rights of CET 21, as a partner on the basis of the partnership contract, are not affected.

Article 4

1) CNTS is the exclusive subject of the rights and obligations arising during its activity (Article 2, paragraph 1), regardless of whether the rights and obligations involved are based on the contract or the law. CNTS is authorized to enforce and legally exercise the thus arising rights in his own name; at the same time, CNTS is materially responsible for any breach of such obligations, and may be sued for any such breach. This also relates to possible disputes the subject of which is the protection of the person of an individual, a violation of economic competition, and the acquisition and ensuring of broadcasting of televised reports and programs. 2) In the event of damage arising from a breach of this contract, the legal relationship between CNTS and CET 21, with respect to compensation for damages, is governed by Section 373 and those that follow in the Commercial Code. If CET 21, as the license holder and operator of television broadcasting, suffers material losses as a consequence of having covered the costs of damages caused to a third party or having paid a fine stipulated by law for a breach of obligation caused by CNTS, CNTS undertakes to pay to CET 21 compensation for such material loss.

Article 5

If obligations to which CET 21, as the license holder and operator of television broadcasting, is bound by law or license, are breached by broadcasting on TV NOVA, CET 21 is, in accord with license no. 001/1993, authorized to intervene in the programming through persons appointed by the general meeting of CET 21 and whose names will be announced by CET 21 to CNTS immediately after their appointment.

Article 6

1) On behalf of CET 21, as the license holder and operator of television broadcasting, CNTS will be closing contracts with Czech Radio Communications on the providing of radio communication services, and will also be representing CET 21 in other matters with Czech Radio Communications, as well as covering all payments for radio communication services and bearing the related costs. 2) On behalf of CET 21, as the license holder and operator of television broadcasting, CNTS will be closing contracts with protective organizations that represent authors and performing artists and will also be representing CET 21 in other matters with protective organizations, as well as covering all appropriate payments stipulated in these contracts and bearing the related costs.

Article 7

1) CET 21 undertakes to take all steps necessary to retain, as well as extend, license no. 001/1993.
2) CNTS undertakes to cooperate in the manner necessary to fulfill the objectives stated in paragraph 1.

Article 8

Pursuant to Article 5, both contractual parties have agreed that the editors-in-chief of TV NOVA will be appointed by CET 21, in accord with Act No. 81/1966 Coll., as amended.

Article 9

If the conditions of license no. 001/1993 or a portion thereof are terminated, or if there are modifications of this license or amendments to laws that would require modification of the contents of this contract, the contractual parties undertake to include an agreed upon appendix to this contract, which will take into account the newly developed situation.

Article 10

CNTS will submit a proposal on the inclusion of this contract into the collection on file at the court at which CNTS is registered in the Commercial Code.

Article 11

1) This contract is effective until 30 January 2005, or as long as the license for operating television broadcasting, no. 001/1993 or another such license, held by CET 21, remains valid.

2) This contract will be automatically extended in the event that the effectiveness of the license is extended or a new license is granted to CET 21.

3) This contract becomes effective on the date of its signing by the contractual parties. 4) As soon as this contract becomes effective, the contract closed on 4 October 1996, as amended by amendments and supplements of later dates, becomes ineffective.

5) This contract is executed in four copies, of which each contractual party will receive two copies.

In Prague, on 21 May 1997

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CNTS                                                 CET21


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Ceska nezavisla televizni spolecnost, spol. s r. o.
with its registered office at Vladislavova 20, 113 13 Prague 1

IDN:       49616668
TAX-IDN:        001-49616668
bank: Ceska sporitelna a.s.
bank account: 817754-018/0800

represented by Dr. Vladimir Zelezny the General Director and the Executive (hereinafter only as "CNTS")

and

CET 21, spol. s r. o.

with its registered office at V jame 12, 110 00 Prague 1

IDN: 45800456
TAX-IDN: 001-45800456

bank.  Komercni banka, a. s.
bank account: 10006-71501021/0100

represented by prof.  Josef Alan, the Executive and Mr. Vlastimil Venclik, the

Executive

(hereinafter only as "CET 21")

  have agreed on this

                                   SUPPLEMENT

                      to the contract closed on 21 May 1997

                                    Article 1

1) For properly executed and performed activity, for which CNTS is authorized and obligated by the contract closed on 21 May 1997, as amended, CNTS is entitled remuneration in the amount of the revenues from the sale of advertising time, sponsorship of broadcast programs, and related activities connected with television broadcasting, lowered by the total costs and by 100,000 CZK monthly, not including VAT.

2) In the event that revenues from the sale of advertising time, sponsorship of broadcast programs, and similar activities are lower than the total costs expended for the activity that CNTS is authorized to provide, according to the contract from 21 May 1997, as amended, CNTS is authorized to deduct the difference from the revenues gained from advertising time, sponsorship of broadcast programs, and similar activities in upcoming periods, unless otherwise agreed upon by the contractual parties.

3) The total costs, as stated in this article, are understood mainly as costs for the organizational and technical ensuring of production and the expiditing of programs of TV NOVA, the production of programs, including the commission, delivered for the broadcasting of TV NOVA, and the administrative, management, and financial costs connected with the operation that are necessary for ensuring the problem-free operation of TV NOVA station. In the event that costs are incurred directly by CET 21, as the license holder (for example, charges for transmission of the signal by Czech Radio Communications Inc., fees due to broadcasting for TV NOVA and other protective organizations, costs for legal disputes), these costs will be transferred to CNTS by means of re-invoicing.

                                    Article 3

1) Apart from the aforementioned, the contents of the contract closed on 21 May 1997 remain unchanged. 2) This contract becomes effective and valid on the date of its signing by both contractual parties.

In Prague, on 21 May 1997

--------------------                                 ---------------------
CNTS                                                          CET 21